As filed with the Securities and Exchange Commission on December 23, 1996
                                                       Registration No. 33-51649
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                            Registration Statement
                                   Under the
                            Securities Act of 1933

                         Capital City Bank Group, Inc.
        ---------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

    State of Florida                                       59-2273542
--------------------------------             -----------------------------------
(State or Other Jurisdiction                   (IRS Employer Identification No.)
  of Incorporation or
     Organization)

               217 N. Monroe Street, Tallahassee, Florida          32301
               ------------------------------------------          -----
                (Address of Principal Executive Offices)        (Zip Code)

                           1992 Stock Incentive Plan
         ------------------------------------------------------------
                           (Full Title of the Plan)

                                           Copies To:
          J. Kimbrough Davis               Jeffrey A. Stoops, Esq.
          Senior Vice President and        Gunster, Yoakley, Valdes-Fauli &
          Chief Financial Officer          Stewart, P.A.
          217 N. Monroe Street             777 S. Flagler Drive
          Tallahassee, Florida  32301      Suite 500 - East Tower
          (904) 671-0610                   West Palm Beach, Florida  33401
          ------------------------
          (Name, Address and Telephone
          Number of Agent for Service)


THIS POST-EFFECTIVE AMENDMENT NO. 1 AMENDS THE REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION STATEMENT NO. 33-51649) FILED BY CAPITAL CITY BANK GROUP, INC. (THE "COMPANY") WITH RESPECT TO THE 1992 STOCK INCENTIVE PLAN (THE "PLAN") BY DEREGISTERING, FOR THE REASONS SET FORTH HEREIN, 139,225 OF THE 150,000 SHARES OF COMMON STOCK, PAR VALUE $.01 OF THE COMPANY ("COMMON STOCK") REGISTERED THEREBY.


Title of Securities Registered                Amount Registered       Amount Being Deregistered
--------------------------------------        -----------------       -------------------------
Common Stock par value $.01 per share              150,000                      139,225


                              TERMINATION OF PLAN

     In connection with the adoption by the Company's Board of Directors of the Capital City Bank Group, Inc. 1996 Associate Incentive Plan, the 1992 Stock Incentive Plan was terminated.

                                 DEREGISTRATION

     The Company hereby deregisters the 139,225 shares of Common Stock registered under the Registration Statement which have not been issued pursuant to the Plan.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tallahassee, State of Florida, on the 20th day of December, 1996.

Capital City Bank Group, Inc.


By:   /s/ William G. Smith, Jr.
    ------------------------------------
      William G. Smith, Jr., President and Director
      (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                        Date

/s/ DuBose Ausley               Chairman of the Board        December 20, 1996
--------------------------
DuBose Ausley


/s/ Thomas A. Barron            Director                     December 20, 1996
--------------------------
Thomas A. Barron


/s/ Cader B. Cox, III           Director                     December 20, 1996
--------------------------
Cader B. Cox, III


/s/ John K. Humphress           Director                     December 20, 1996
--------------------------
John K. Humphress


/s/ Payne H. Midyette           Director                     December 20, 1996
--------------------------
Payne H. Midyette, Jr.


/s/ Godfrey Smith               Director                     December 20, 1996
--------------------------
Godfrey Smith


/s/ William G. Smith, Jr.       Director                     December 20, 1996
--------------------------
William G. Smith, Jr.

                                       3